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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our report dated May 9, 1996, which will be signed upon consummation of the transaction described in Note N to the financial statements and accompanying the financial statements of Channell Commercial Corporation contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                          GRANT THORNTON LLP

Los Angeles, CA
May 9, 1996